SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 12, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors, pursuant to which the Company, Lion and such other investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”) (the “Prior Agreement”).

As previously disclosed on the Form 8-K filed by the Company on April 30, 2009, on April 24, 2009, the Company entered into new agreements with Lion to replace the Prior Agreement, which would permit the Company, through a multi-stage equity purchase, to acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion (the “Acquisition”). At the time of the Acquisition, certain indirect minority equity interests in RAG were held by the entities that sold the RAG business to Lion and the Company. A substantial portion of those minority interests subsequently were acquired by Lion/Rally Cayman 6 (“Cayman 6”), a company incorporated in the Cayman Islands that is a holding company for the equity in RAG held by Lion and the Company. The remaining indirect equity interest in RAG that was not held by Lion or the Company (the “Remaining RAG Interest”) was held by Kylemore International Invest Corp., a company incorporated in the British Virgin Islands (“Kylemore”).

As previously disclosed on the Form 8-K filed by the Company on November 16, 2009, on November 9, 2009, the Company entered into an Agreement with Kylemore, Cayman 6, Pasalba Limited, a company incorporated under the laws of Cyprus, and Lion/Rally Lux 1, a Societe Anonyme incorporated in Luxembourg, pursuant to which, among other things and subject to certain conditions and for the consideration contained therein, Kylemore agreed to sell the Remaining RAG Interest to Cayman 6 (the “Agreement”). Pursuant to the Agreement, the Remaining RAG Interest was delivered to Cayman 6 on November 10, 2009.

On November 12, 2009, the Company agreed with Lion that the Company shall have the option, until December 23, 2009 to (1) acquire all of the indirect equity interests in Cayman 6 owned by minority co-investors ELQ Investors II Limited, an affiliate of Goldman Sachs, HVB Capital Partners AG, an affiliate of UniCredit; and Darkalley Holdings Limited, an affiliate of UFG Private Equity (the “Co-Investors,” and the “Co-Investor Option”); and (2) acquire all of Lion’s equity interest in Cayman 6 (the “Lion Option”).

On November 12, 2009, the Company filed a Prospectus Supplement pursuant to Rule 424(b)(3) (Registration No. 333-149487) with the Securities and Exchange Commission (the “SEC”) for the public offering of 9,500,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”). Concurrently with the public offering, the Company is offering through a wholly-owned finance subsidiary approximately $870 million aggregate principal amount of U.S. dollar and euro-denominated senior secured notes due 2016 (collectively, the “Senior Secured Notes”) in an offering to institutional investors that is exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The concurrent offerings of common stock and Senior Secured Notes are referred to herein as the Refinancing. The Company will use the net proceeds from the Refinancing to purchase the remaining equity interest in RAG by exercising the Co-Investor Option and the Lion Option, to repay all amounts outstanding under the RAG credit facilities, to call for redemption all of the Company’s outstanding senior secured notes due 2012 and to repay certain indebtedness of one of the Company’s Polish subsidiaries.

In connection with the Refinancing, the Company and certain of its subsidiaries obtained waivers to certain agreements, including but not limited to (1) the Facility Agreement, entered into on December 21, 2007, by and among Carey Agri International – Poland Sp. z o.o. (“Carey Agri”), a

wholly-owned subsidiary of the Company, Fortis Bank Polska, S.A. (“Fortis BP”), Fortis Bank S.A./NV, Austrian Branch (“Fortis Austria”) and Bank Polska Kasa Opieki S.A. (“Bank Pekao”), as amended and restated on February 24, 2009 and subsequently amended on February 24, 2009 (as so amended and restated, the “2007 Credit Facility”); and (2) the Facility Agreement, entered into on July 2, 2008, by and among the Company, Carey Agri, certain other subsidiaries of the Company and Bank Handlowy w Warszawie S.A., as the arranger, agent, security agent and lender (“Bank Handlowy”) (the “2008 Credit Facility”).

The Co-Investor Option

The Company can complete the Co-Investor Option at any time between November 23 and December 23, 2009 by giving notice to Lion and making cash payments to Lion of $131,800,000 and €23,650,000. Upon receipt of such payments, the Co-Investors’ indirect equity interests in RAG will be retired and the Company’s indirect equity interest in RAG will increase to 78.13%. In addition, warrants to purchase an aggregate of 1,114,384 shares of Common Stock held by Lion and issued under the April, 2009 RAG transaction documents, will be cancelled. Upon receipt, Lion will distribute the Company’s payment to the Co-Investors on the retirement of their indirect interest in RAG.

The Lion Option

The Company can complete the Lion Option at any time between November 23 and December 23, 2009, after exercising the Co-Investor Option, by (1) giving notice to Lion, (2) making a payment to Lion of $183,347,666 and €105,839,852 (together, the “First Lion Payment”), (3) depositing in an escrow account the amount of $26,366,426 and €56,396,064 (together, the “Second Lion Payment”) which shall be paid to Lion on the earlier of (a) June 1, 2010 and (b) the date of receipt of antimonopoly clearance for the acquisition of RAG from the Russian Federal Antimonopoly Service and the Antimonopoly Committee of Ukraine, and (4) undertaking to pay Lion an additional amount of $10,689,092 and €22,863,269 (together, the “Third Lion Payment”) on June 1, 2010. If the Company has acquired full control over RAG prior to June 1, 2010, as described below, the Company may make some or all of the Third Lion Payment in shares of Common Stock, valued based on the ten day volume weighted average price on May 28, 2010.

Upon receipt of the First Lion Payment, Lion Capital will transfer to the Company certain equity interests in Cayman 6, collectively representing a 21.87% indirect equity interest in RAG. In addition, outstanding warrants to purchase an aggregate of 2,479,979 shares of Common Stock, held by Lion, will be cancelled. At that time, Lion also will release its security interest in the Company’s shares in Cayman 6.

Upon exercise of the Lion Option, the Company and Lion Capital will terminate the agreements entered into in April, 2009 relating to the Acquisition and will liquidate certain holding companies. The Company and Lion will also amend the capital structure of Cayman 6 to reclassify all of its ordinary shares and all but one preference share into ordinary shares with no voting rights, which the Company will own. These ordinary shares will be entitled to 100% of the economic value of Cayman 6, thus the Company and Carey Agri will have direct ownership of the Company’s investment in RAG. The one remaining preference share will have voting rights, and will be held by Lion.

The Company will have the right to acquire the voting share held by Lion at any time after receipt of all antimonopoly clearances discussed above, and the Company’s intention is to acquire the voting share at such time in order to have full control over RAG. Until the Company acquires the voting share, Lion will undertake to operate RAG in the ordinary course of business, consistent with its manner of operation at completion of the Lion Option, subject to certain joint control rights in the Company’s favor. If antimonopoly clearance is not obtained, the Company will continue to have the economic benefit of an investment in RAG, but without control.

In the event that the Company does not make the Third Lion Payment when due, the delayed payment will accrue compound interest at 16% per annum from the due date to the date on which payment is made. If there is a default under the Senior Secured Notes or other Financial Indebtedness under which more than $40,000,000 is outstanding after the First Lion Payment is made the Third Lion Payment will become immediately due and payable in cash, and the delayed payment will accrue compound interest at 16% per annum from each payment’s due date to the date on which it is finally paid.

The 2007 Credit Facility

As previously disclosed on Form 8-K filed by the Company on December 21, 2007 and on Form 8-K filed by the Company on March 2, 2009, the 2007 Credit Facility provides for a term loan of up to PLN 300,000,000 (the “2007 Term Loan”). The 2007 Term Loan is secured by pledges of all of the capital stock of Bols Hungary and a portion of the capital stock of Polmos Bialystok, both of which are subsidiaries of the Company (the “2007 Security”), and is guaranteed by the Company and certain of its subsidiaries.

On November 12, 2009, in connection with the Refinancing, Bank Pekao entered into a Letter Agreement with Carey Agri, pursuant to which, among other things and subject to the conditions contained therein, (1) the Finance Parties, as defined in the 2007 Credit Facility, agreed to share the 2007 Security on a pari passu basis as senior secured creditors with the holders of the Senior Secured Notes; and (2) Bank Pekao agreed for purposes of the 2007 Credit Facility that no action contemplated to be taken in respect of the Refinancing, including without limitation the Indenture relating to the Senior Secured Notes, the Senior Secured Notes and the RAG transactions, or the failure to take any action or complete any steps provided in the 2007 Credit Facility in respect of the Refinancing or the satisfaction and discharge (and deposit of funds sufficient to redeem the existing high yield notes into trust in respect thereof) and the redemption of the existing high yield notes shall be in violation of or constitute an event of default under, the 2007 Credit Facility.

The 2008 Credit Facility

As previously disclosed on Form 8-K filed by the Company on July 7, 2009, the 2008 Credit Facility provides for a term loan facility of up to $40,000,000 (the “2008 Term Loan”). The 2008 Term Loan is guaranteed by the Company, Carey Agri and the Original Guarantors and is secured by all of the shares of capital stock of Carey Agri and subsequently will be further secured by shares of capital stock in certain other subsidiaries of the Company (the “2008 Security”).

On November 12, 2009, in connection with the Refinancing, Bank Handlowy entered into a Letter Agreement with Carey Agri (the “2008 Letter Agreement”) pursuant to which, among other things and subject to the conditions contained therein, (1) the Finance Parties, as defined in the 2008 Credit Facility, agreed to share the 2008 Security on a pari passu basis as senior secured creditors with the holders of the Senior Secured Notes; (2) Bank Handlowy agreed for purposes of the 2008 Credit Facility that no action contemplated to be taken in respect of the Refinancing, including without limitation the Indenture relating to the Senior Secured Notes, the Senior Secured Notes and the RAG transactions, or the failure to take any action or complete any steps provided in the 2008 Credit Facility in respect of the Refinancing or the satisfaction and discharge (and deposit of funds sufficient to redeem the existing high yield notes into trust in respect thereof) and the redemption of the existing high yield notes shall be in violation of or constitute an event of default under, the 2008 Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and Chief Financial Officer

Date: November 17, 2009